TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.2

March 14, 2019

Mr. Eric Haas

Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, Texas 75231

We hereby consent to (1) the reference of our firm and to the use of our reports of the Greater Jubilee, TEN, Ceiba, Okume and Gulf of Mexico Project Areas effective December 31, 2018 and dated January 22, 2019, in the Kosmos Energy Ltd. Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities Exchange Commission on March 1, 2019 and incorporated herein by reference; and (2) the reference to us under the heading "Experts" in this Form S-3 Registration Statement and the Prospectus to which the Registration Statement is related to be filed with the U.S. Securities and Exchange Commission on or about March 14, 2019.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas

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